Exhibit 10.18.1

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (“Sixth Amendment”) is made and entered into by and between CLPF-PARKRIDGE ONE, L.P., a Delaware limited partnership, successor-in-interest to Parkridge One, LLC (“Landlord”) and TIME WARNER TELECOM HOLDINGS INC., a Delaware corporation, successor-in-interest to TIME WARNER TELECOM , INC. (“Tenant”), effective as of October 1, 2005 (“Effective Date”).

RECITALS

A. Parkridge One, LLC, a Delaware limited liability company (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated July 22, 1999 (“Original Lease”) for certain premises containing all of the third floor and fourth floor and known at Suites 300 and 400 (“Original Premises”) of the building known as ParkRidge One (“Building”) located at 10475 Park Meadows Drive, Lone Tree, Colorado 80124, as more particularly described on Exhibit B attached to the Original Lease.

B. The Original Lease was amended by the following five (5) amendments:

Lease Amendment	Date of Amendment	Additional Building Space Leased by Tenant	Total Sq. Ft. Leased by Tenant as a Result of the Amendment
First Amendment to Lease (“First Amendment”)	11/5/1999	Added the First Amendment Expansion Premises (as defined in the First Amendment), located in Suite 250 on the second floor of the Building, as more particularly described on Exhibit BI attached to the First Amendment.	73,562

Second Amendment to Lease (“Second Amendment”)	1/20/2000	Added the Second Amendment Expansion Premises (as defined in the Second Amendment), located in Suites 150 and 170 on the first floor of the Building, as more particularly described on Exhibit BII attached to the Second Amendment.	83,107

Third Amendment to Lease (“Third Amendment”)	10/1/2000	Added the Corridor (as defined in the Third Amendment) located on the second floor of the Building, as more particularly described on Exhibit BIII attached to the Third Amendment.	83,227

Fourth Amendment to Lease (“Fourth Amendment”)	10/1/2000	Added the Fourth Amendment Expansion Premises (as defined in the Fourth Amendment), located in Suite 100 on the first floor of the Building, as more particularly described on Exhibit BIV attached to the Fourth Amendment.	93,688

Fifth Amendment to Lease (“Fifth Amendment”)	1/1/2004	Added the Fifth Amendment Expansion Premises (as defined in the Fifth Amendment) located in Suite 200 on the second floor of the Building, as more particularly described on Exhibit BV attached to the Fifth Amendment.	103,964

C. The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall be hereinafter collectively referred to as the “Lease.” The Original Premises, as expanded by the First Amendment Expansion Premises, Second Amendment Expansion Premises, Corridor and Fourth Amendment Expansion Premises totaling 93,688 rentable square feet shall be hereinafter collectively referred to as the “Current Premises.” As of the Effective Date, the Fifth Amendment Expansion Premises totaling 10,276 square feet had not been delivered to Tenant and the Fifth Expansion Rent Commencement Date had not occurred.

D. The parties now desire to amend the Lease to (i) add 3,263 square feet of rentable area (“Fifth Floor Expansion Premises”) on the fifth floor of the Building (being Suite 510), as more particularly described on Exhibit BVI to this Sixth Amendment, and (ii) modify other provisions of the Lease, each on the terms and conditions provided in this Sixth Amendment. In case of any conflict between the terms of the Lease and this Sixth Amendment, the terms of this Sixth Amendment shall control.

AGREEMENT

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Landlord and Tenant do hereby agree as follows:

1. Incorporation of Terms. Except as otherwise expressly defined herein, capitalized terms used in this Sixth Amendment shall have the meanings ascribed to them in the Lease.

2. Demise of the Premises. As of the Effective Date, Section 1.01 of the Lease is hereby amended by adding the following paragraph:

“Landlord hereby leases, demises and lets to Tenant and Tenant hereby leases and takes from Landlord those certain additional premises (hereinafter sometimes called the “Fifth Floor Expansion Premises”) located on the fifth floor of the Building (being Suite 510). A floor plan of the Fifth Floor Expansion Premises is attached hereto and made a part hereof for all purposes as Exhibit BVI. Upon the Fifth Floor Expansion Commencement Date, any reference to the “Premises” in the Lease and in the Sixth Amendment shall incorporate the Fifth Floor Expansion Premises, thereby including both the Current Premises and the Fifth Floor Expansion Premises; provided, however, that the payment of Base Rental and Additional Rental for the Fifth Floor Expansion Premises only shall not commence until the Fifth Floor Expansion Rent Commencement Date.”

3. Rentable Area. As of the Effective Date, Section 1.03 of the Lease is hereby amended by deleting the paragraph added to Section 1.03 of the Lease pursuant to the Fifth Amendment and adding the following paragraph:

“Landlord and Tenant stipulate and agree for all purposes that (i) the Rentable Area of the Fifth Floor Expansion Premises is 3,263 square feet, (ii) the Rentable Area of the Fifth Amendment Expansion Premises is 10,276 square feet, and (iii) the total Rentable Area of the Premises shall be increased by the amounts referenced above in subsections (i) and (ii) upon the Fifth Floor Expansion Commencement Date and Fifth Expansion Commencement Date, as such dates occur.”

4. Term and Possession of the Fifth Floor Expansion Premises. The term of the Fifth Floor Expansion Premises shall commence upon the occurrence of the Fifth Floor Expansion Commencement Date (as defined in Section 8 below). Tenant and Tenant’s Contractors shall be allowed to enter and perform the Tenant’s Work within the Fifth Floor Expansion Premises as of the Fifth Floor Expansion Commencement Date through the Expiration Date (“Fifth Floor Expansion Premises Term”). If the term of the Fifth Floor Expansion Commencement Date commences on other than the first day of a calendar month, then the installments of Base Rental and Additional Rental for such month shall be prorated and the installment so prorated shall be paid in advance on the Fifth Floor Expansion Commencement Date. The payment for such prorated month shall be calculated by multiplying the monthly installment of Base Rental and Additional Rental by a fraction, the numerator of which shall be the number of days of the Fifth Floor Expansion Premises Term occurring during said commencement month, and denominator of which shall be the total number of days occurring in said commencement month.

5. Base Rental and Additional Rental after the Fifth Floor Expansion Rent Commencement Date. Commencing upon the earlier to occur of (i) the date that is ninety (90) days after the Fifth Floor Expansion Commencement Date, (ii) the date of Tenant’s occupancy of greater than fifty percent (50%) of the Fifth Floor Expansion Premises for the purposes of conducting business (“Fifth Floor Expansion Rent Commencement Date”), Tenant covenants and agrees to pay Base Rental and Additional Rental as provided in Sections 2.01 and 2.02 of the Lease, as modified by this Sixth Amendment. With respect to Base Rental for the Premises, accruing from and after the Fifth Floor Expansion Rent Commencement Date, the following schedule of Base Rental shall replace the amounts shown in Section 2.01 of the Lease*:

Date	Rate per Rentable Square Foot	Annual Base Rental	Monthly Installment
Fifth Floor Expansion Rent Commencement
Date - 12/31/06	$20.16	$1,954,532.16	$162,877.68
1/1/07 - 12/31/07	$20.76	$2,012,702.76	$167,725.23
1/1/08 - 12/31/08	$21.39	$2,073,781.89	$172,815.16
1/1/09 - 12/31/09	$23.03	$2.232 781.53	$186,065.13
1/1/10 - 12/31/10	$23.72	$2,299,677.72	$191,639.81
1/1/11 - 12/31/11	$24.43	$2,368,512.93	$197,376.08
1/1/12 - 12/31/12	$25.17	$2,440 256.67	$203,354.72
1/1/13 - 12/31/13	$25.93	$2,513,939.43	$209,494.95

With respect to Base Rental for the Premises, accruing from and after the Fifth Expansion Rent Commencement Date, the following schedule of Base Rental shall replace the amounts shown in Section 2.01 of the Lease*:

Date	Rate per Rentable Square Foot	Annual Base Rental	Monthly Installment
Fifth Expansion Rent Commencement Date- 12/31/06	$20.16	$2,161,696.32	$180,141.36
1/1/07- 12/31/07	$20.76	$2,226,032.52	$185,502.71
1/1/08-12/31/08	$21.39	$2,293,585.53	$191,132.13
1/1/09-12/31/09	$23.03	$2,469,437.81	$205,786.48
1/1/10-12/31/10	$23.72	$2,543,424.44	$211,952.04
1/1/11 -12/31/11	$24.43	$2,619,555.61	$218,296.30
1/1/12- 12/31/12	$25.17	$2,698,903.59	$224,908.63
1/1/13- 12/31/13	$25.93	$2,780,396.11	$231,699.68

*	The Base Rental amounts set forth above are based on the assumption that the Fifth Floor Expansion Rent Commencement Date will occur prior to the Fifth Expansion Rent Commencement Date. In the event the Fifth Expansion Rent Commencement Date occurs first, the Base Rental amounts set forth above shall be adjusted to reflect the correct size of the Premises as of the Fifth Expansion Rent Commencement Date and the Fifth Floor Expansion Rent Commencement Date, as such dates occur.

6. Amendment to Additional Rental. The following amendments are made to Section 2.02 of the Lease:

(a) With respect to the Fifth Floor Expansion Premises only, all references to the calendar year or the Base Year are deemed to refer to 2006 and a Base Year of 2006, respectively. The amendment set forth in this Section 6(a) shall not amend the calendar year of 2004 and the Base Year of 2004 which apply to the Current Premises and the Fifth Amendment Expansion Premises as set forth in Section 9(a) of the Fifth Amendment.

(b) With respect to the Fifth Floor Expansion Premises only, all references to Base Real Estate Taxes in Section 2.02(c) are hereby deemed to refer to the actual real estate taxes incurred for calendar year 2006. The amendment set forth in this Section 6(b) shall not amend the calendar year of 2004 for the Base Real Estate Taxes which apply to the Current Premises and the Fifth Amendment Expansion Premises as set forth in Section 9(b) of the Fifth Amendment.

(c) With respect to the Fifth Floor Expansion Premises only, all references to Tenant’s Proportionate Share are hereby deemed to mean 1.9581%. With respect to the Current Premises (as expanded by the Fifth Amendment Expansion Premises) only, all references to Tenant’s Proportionate Share, as initially set forth in the Fifth Amendment, are clarified to mean 62.3869%.

The remainder of Section 2.02 of the Lease shall remain unchanged and in full force and effect.

7. Tenant’s Work. Landlord agrees that Tenant and Tenant’s Contractors will solely perform, or cause to be performed, all alterations and improvements to the Current Premises, Fifth Amendment Expansion Premises and the Fifth Floor Expansion Premises as Tenant deems necessary for its business purposes, subject at all times to the provisions of Section 5.02 and Exhibit D of the Lease. Tenant has the right to engage any third party consulting engineering firm, project management firm or any other consultant deemed necessary by Tenant, at Tenant’s sole cost and expense, and such costs and expenses may be charged by Tenant against the Fifth Floor Expansion Allowance) (the “Tenant’s Work”). Tenant’s Work shall be deemed to include (i) all hard construction costs, (ii) all soft costs related to Tenant’s Work, and (iii) certain other Tenant elected costs, all as are set forth and governed per Section 9(b) below. On and after the Fifth Floor Expansion Commencement Date (as defined in Section 8 below), Tenant and Tenant’s Contractors may enter the Fifth Floor Expansion Premises and commence the Tenant’s Work.

8. Landlord’s Work. Landlord will deliver the Fifth Floor Expansion Premises to Tenant on October 1, 2005 (the “Fifth Floor Expansion Commencement Date”) in “as-is,” “where-is,” broom clean and vacant condition, in accordance with and subject to any provisions of the Lease pertaining to hazardous materials and in good working order and in substantial compliance with all building codes and ordinances applicable to the use and occupancy of such premises (the “Landlord’s Work”) with the cost of same being at the sole cost and expense of Landlord, without any of such costs being part of Building operating costs, charged to Tenant, or being deducted from the Fifth Floor Expansion Allowance. Landlord’s Work shall be completed prior to the Fifth Floor Expansion Commencement Date and shall include, without limitation, the following: window coverings; ceiling and grid tiles; walls (as depicted on Exhibit BVI attached to this Sixth Amendment); the base building plumbing systems; the fire and life safety systems; the base building HVAC mechanical systems, unless modified as part of the Tenant’s Work; and the base building electrical systems, unless unreasonably modified as part of the Tenant’s Work. Notwithstanding the forgoing, nothing herein shall be construed to mean that Landlord shall be prevented from performing normal maintenance and repairs and passing the documented, out-of-pocket cost of same through to Tenant as part of normal operating expenses.

9. Tenant Allowance. The undersigned hereby agree to the following provisions with respect to the allowance to be provided by Landlord for tenant improvement work and/or other alterations, as determined by Tenant in its sole discretion and subject only to the express provisions herein, to be performed by Tenant in the Premises at any time after the Fifth Floor Expansion Commencement Date.

(a) Amount of Allowance. With respect to the Fifth Floor Expansion Premises, Landlord agrees to provide to Tenant an allowance (the “Fifth Floor Expansion Allowance”) of twenty-four dollars ($24.00) per rentable square foot of the Fifth Floor Expansion Premises.

(b) Use of the Fifth Floor Expansion Allowance. Tenant shall have the right to utilize and apply up to twenty one percent (21.0%) of the Fifth Floor Expansion

Allowance, as determined by Tenant in its sole discretion, for (A) internal moving expenses; (B) the purchase and installation of telecommunications cabling and equipment; (C) the purchase and installation of furniture, fixtures and other equipment; and (D) the purchase and installation of other specialty trade fixtures and equipment as elected by Tenant, all for use and application in any portion of the Premises as elected by Tenant. Subject only to the limitations prescribed in this subparagraph 9(b), it is agreed and understood that the entire Fifth Floor Expansion Allowance is fully fungible and may be used by Tenant freely for Tenant’s Work throughout any portion of the Premises and without any distinction or limitation as to whether or not such funds are related to the Current Premises, the Fifth Amendment Expansion Premises, the Fifth Floor Expansion Premises, or the Preferential Right Expansion Premises; provided, however, that the Fifth Floor Expansion Allowance may only be used for Current Premises, the Fifth Amendment Expansion Premises, the Fifth Floor Expansion Premises, or the Preferential Right Expansion Premises.

(c) Allowance Draws and Procedure. The Fifth Floor Expansion Allowance shall be funded in installments (subject to Tenant’s election as set forth in subparagraph (f) below), no more frequently than once per each calendar month, within forty-five (45) days following Landlord’s receipt of Tenant’s written draw request, accompanied by a partial lien waiver from the General Contractor and supporting detail for the costs incurred by Tenant and reasonably acceptable to Landlord. The final installment of the Fifth Floor Expansion Allowance shall be funded upon the later to occur of (i) the issuance of a final certificate of occupancy as to the Fifth Floor Expansion Premises from the appropriate governmental authority, and (ii) Landlord’s receipt of Tenant’s written request for such final installment, accompanied by a final lien waiver from the General Contractor. The Tenant shall provide Landlord with an AutoCad diskette of the “as- built” plans and specification with thirty (30) days of substantial completion of the Tenant’s Work.

(d) Fifth Floor Expansion Allowance Funding Expiration. So long as the Lease is in full force and effect, Landlord shall have the continuing obligation to fund and provide draws from the Fifth Floor Expansion Allowance as and when requested by Tenant, subject to all the terms and conditions herein, for sixty (60) months from the Fifth Floor Expansion Rent Commencement Date. Any portion of the Fifth Floor Expansion Allowance either not utilized or invoiced to Landlord for utilization by Tenant within such time limit shall be forfeited and Landlord shall have no further obligation in connection therewith.

(e) Notwithstanding the forgoing, at the election of Tenant, Tenant may direct Landlord to either (i) reimburse Tenant for the cost of one or more installments of Tenant’s Work which are paid directly by Tenant to Tenant’s Contractors in which case Tenant will submit invoices to Landlord for reimbursement to Tenant in accordance with the provisions of Section 9(c) above, or (ii) pay directly to Tenant’s Contractors such invoices used by Tenant in connection with the Tenant’s Work with such payments to be made by Landlord to such contractors in accordance with the provisions of Section 9(c) above.

(f) It is agreed that Landlord shall not charge to Tenant directly or against the Fifth Floor Expansion Allowance as defined above, any form of supervisory fee in connection with its rights to supervise the Tenant’s Work or in connection with the approval of Tenant’s plans and specifications.

10. Preferential Lease Right. As of the Effective Date, Exhibit P-l of the Lease is amended as follows:

(a) The words “as amended by the Fifth Amendment to the Lease” in the first sentence of Section 4 are hereby deleted and replaced with “as further amended”.

(b) The number “109,377” in Section 4(a) shall be deleted and replaced with “112,640”.

The remainder of Exhibit P-l of the Lease shall remain unchanged and in full force and effect.

11. Broker Commission. Landlord and Tenant acknowledge and agree that Tenant has been represented in connection with this Sixth Amendment by The Staubach Company (“Staubach”), as Tenant’s agent. Landlord agrees to pay to Staubach a real estate commission(s) subject to the terms and conditions of a separate agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims for a commission or other compensation in connection with this Sixth Amendment made by any other broker, other than Staubach, who has provided real estate brokerage services to Tenant in connection with this Sixth Amendment.

12. Compliance with the Americans with Disabilities Act. To Landlord’s knowledge, Landlord represents that Landlord has not received written notice from any federal, state, municipal or other governmental agency of any material claim with respect to the Building being in material noncompliance with the requirements of the Americans with Disabilities Act.

13. Ratification. Except as amended hereby, all terms, covenants and conditions of the Lease shall remain unchanged and in full force and effect, and as amended hereby, the Lease is ratified and confirmed by the parties.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Sixth Amendment effective as of the date and year set forth above.

LANDLORD

CLPF – PARKRIDGE ONE, L.P., a Delaware limited partnership

By:	CLPF–PARKRIDGE ONE GP, LLC, a Delaware limited liability company Its Managing Partner

By:
	Name:	Michael Duffy
	Title:	Authorised Signatory

TENANT:

TIME WARNER TELECOM HOLDINGS INC., a Delaware corporation

By:
Name:	Charles M. Boto
Title:	President, Real Estate

EXHIBIT BVI

SITE PLAN FOR FIFTH FLOOR

EXPANSION PREMISES

PARK RIDGE ONE

10475 PARK MEADOWS DR.
LITTLETON, COLORADO 80124

5th FLOOR
SUITE 510
3,263 R.S.F.